    As filed with the Securities and Exchange Commission on December 18, 2006

                      Registration Statement No. 333-38246


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                              SPARTECH CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       43-0761773
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                      120 SOUTH CENTRAL AVENUE, SUITE 1700
                             CLAYTON, MISSOURI 63105
                                 (314) 721-4242
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                                JEFFREY D. FISHER
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              SPARTECH CORPORATION
                      120 SOUTH CENTRAL AVENUE, SUITE 1700
                             CLAYTON, MISSOURI 63105
                                 (314) 721-4242
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                EXPLANATORY NOTE


In accordance with an Undertaking made as provided in Item 17(a)(3) of the registration statement, this Post-Effective Amendment No. 1 is being filed with respect to a currently effective Registration Statement on Form S-3 as filed on May 31, 2000, Registration No. 333-38246, solely to deregister the 1,636,700 shares of common stock, par value $0.75 per share, of Spartech Corporation which were registered and reserved for issuance under the Registration Statement, but which have not been issued and are currently not outstanding.

The 1,636,700 shares of common stock subject to the registration statement are the shares that were formerly subject to issuance upon the conversion of an aggregate of 1,000,000 6.50% Convertible Preferred Securities (liquidation preference $50 per Convertible Preferred Security) of Spartech Capital Trust, a Delaware business trust. The Convertible Preferred Securities were issued in March, 1999.

The registered shares were registered for secondary sale by the holders of the Convertible Preferred Securities following conversion; however, the convertible securities were never converted and were redeemed and cancelled by the registrant; and thus the registered shares cannot be issued or resold.

Accordingly, the registrant hereby deregisters all 1,636,700 shares of common stock subject to the registration statement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on December 15, 2006.

                                       SPARTECH CORPORATION

                                       By: /s/ George A. Abd
                                           -------------------------------------
                                           George A. Abd
                                           President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                                    Date Signed
---------                           -----                                                    -----------
/s/ George A. Abd                   President and Chief Executive Officer                    December 15, 2006
-------------------------------     and Director (Principal Executive Officer)
George A. Abd

/s/ Randy C. Martin                 Executive Vice President and Chief Financial             December 15, 2006
-------------------------------     Officer (Principal Financial and Accounting Officer)
Randy C. Martin

/s/ Ralph B. Andy                   Director                                                 December 15, 2006
-------------------------------
Ralph B. Andy

/s/ Lloyd E. Campbell               Director                                                 December 15, 2006
-------------------------------
Lloyd E. Campbell

/s/ Edward J. Dineen                Director                                                 December 15, 2006
-------------------------------
Edward J. Dineen

/s/ Victoria M. Holt                Director                                                 December 15, 2006
-------------------------------
Victoria M. Holt

/s/ Walter J. Klein                 Director                                                 December 15, 2006
-------------------------------
Walter J. Klein

/s/ Pamela F. Lenehan               Director                                                 December 15, 2006
-------------------------------
Pamela F. Lenehan

/s/ Jackson W. Robinson             Director                                                 December 15, 2006
-------------------------------
Jackson W. Robinson

/s/ Craig A. Wolfanger              Director                                                 December 15, 2006
-------------------------------
Craig A. Wolfanger